                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.


                                FORM 8-K - A/ONE


                                 CURRENT REPORT


                     Pursuant to Section 10 or 15(d) of the
                         Securities Exchange Act of 1934



                                OCTOBER 31, 1995
                ------------------------------------------------
                Date of Report (date of earliest event reported)


                           NETWORK LONG DISTANCE, INC.
        ----------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


     DELAWARE                        0-23172                     72-1122018
-----------------                  -----------              -------------------
(State or Other                    (Commission              (IRS Employer Iden-
Jurisdiction of                    File Number)              tification Number)
Incorporation)


                               525 FLORIDA STREET
                          BATON ROUGE, LOUISIANA  70801
                   -------------------------------------------
                     (Address of Principal Executive Offices
                               Including Zip Code)


                                 (504) 343-3125
                          -----------------------------
                         (Registrant's telephone number,
                              including area code)


Page 1 of 22.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a) Financial Statement of Value Tel, Inc.

                                 VALUE TEL, INC.


                              FINANCIAL STATEMENTS


                YEARS ENDED DECEMBER 31, 1994 AND 1993 AND PERIOD
        FROM JULY 17, 1992 (Date of inception) through DECEMBER 31, 1992

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders of

     VALUE TEL, INC.

          Naperville, Illinois


We have audited the accompanying balance sheets of VALUE TEL, INC., as of December 31, 1994 and 1993, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the years ended December 31, 1994 and 1993 and the period from July 17, 1992 (date of inception) through December 31, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VALUE TEL, INC. as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years ended December 31, 1994 and 1993 and the period from July 17, 1992 (date of inception) through December 31, 1992, in conformity with generally accepted accounting principles.


                                                 Schultz, Chezand, Jesser L.L.P.

Chicago, Illinois
December 11, 1995

                                 VALUE TEL, INC.

                                 BALANCE SHEETS
             (Data with respect to September 30, 1995 are unaudited)

                                                         December 31,
                                                 ----------------------------     September 30,

                                                     1994             1993            1995
                                                 ----------------------------     -------------
                                                                                  (Unaudited)
ASSETS

  Current assets

    Cash                                         $    434,821     $    12,099     $    289,990

    Accounts receivable, net of allowance
      for bad debts                                   483,080         150,518        1,992,129

    Receivable from stockholder                        34,430               -           90,930
                                                  ------------     -----------     ------------

         Total current assets                         952,331         162,617        2,373,049

  Property and equipment, net                          41,212               -           76,394

  Other assets                                         27,536          27,536           42,003
                                                  ------------     -----------     ------------

                                                 $  1,021,079     $   190,153     $  2,491,446
                                                  ------------     -----------     ------------
                                                  ------------     -----------     ------------


LIABILITIES AND STOCKHOLDERS'
 EQUITY (DEFICIT)

  Current liabilities

    Accounts payable and accrued expenses        $    790,494     $    84,562     $  1,792,658

    Excise and other transaction taxes payable        370,000          30,000        1,080,000

    Payable to stockholders                           140,374          75,146          168,374
                                                  ------------     -----------     ------------

         Total current liabilities                  1,300,868         189,708        3,041,032
                                                  ------------     -----------     ------------

  Stockholders' equity (deficit)

    Common stock, $0.10 par value;
      authorized 5,000 shares, issued and
      outstanding 1,000 shares in 1994,
      1,250 shares in 1995                                100               -              125

    Common stock, no par value;
      authorized 100,000 shares, issued and
      outstanding 1,000 shares                              -           1,000                -

    Additional paid-in capital                            926               -           75,901

    Accumulated deficit                           (   280,815)     (      555)     (   625,612)
                                                  ------------     -----------     ------------

         Total stockholders' equity (deficit)     (   279,789)            445      (   549,586)
                                                  ------------     -----------     ------------

                                                 $  1,021,079     $   190,153     $  2,491,446
                                                  ------------     -----------     ------------
                                                  ------------     -----------     ------------


                     The accompanying notes are an integral
                       part of these financial statements.

                                 VALUE TEL, INC.

                            STATEMENTS OF OPERATIONS
       (Data with respect to September 30, 1994 and 1995 are unaudited)



                                                                            Period
                                                                         July 17, 1992
                                                                            through                Nine Months Ended
                                             Years Ended December 31,     December 31,               September 30,
                                            -------------------------------------------     -----------------------------
                                                1994           1993           1992                1995           1994
                                            -------------------------------------------     -----------------------------
                                                                                                      (Unaudited)
REVENUES
  Sales                                    $ 3,513,896    $   307,685     $     -            $ 7,476,407    $ 2,185,747
  Less: excise and other transaction taxes   ( 340,000)      ( 30,000)          -              ( 710,000)     ( 220,000)
                                           ------------   ------------    ------------       ------------   ------------
  Net sales                                  3,173,896        277,685           -              6,766,407      1,965,747
  Commission income                            172,140        116,290         15,153             151,635        134,697
                                           ------------   ------------    ------------       ------------   ------------
    Total Revenue                            3,346,036        393,975         15,153           6,918,042      2,100,444
                                           ------------   ------------    ------------       ------------   ------------
COST OF SALES
  Carrier charges                            2,701,905        219,098           -              5,435,045      1,667,197
  Sales commissions                            326,436        107,160         11,263             554,540        220,741
                                           ------------   ------------    ------------       ------------   ------------
    Total Cost of Sales                      3,028,341        326,258         11,263           5,989,585      1,887,938
                                           ------------   ------------    ------------       ------------   ------------
 GROSS PROFIT                                  317,695         67,717          3,890             928,457        212,506
                                           ------------   ------------    ------------       ------------   ------------
EXPENSES
 Bad debt expense                              248,698          5,000           -                407,886        128,813
 Depreciation                                   10,304              -           -                 13,915          2,783
 Selling, general and administrative           338,953         57,207          9,955             851,453        222,834
                                           ------------   ------------    ------------       ------------   ------------
   Total Operating Expenses                    597,955         62,207          9,955           1,273,254        354,430
                                           ------------   ------------    ------------       ------------   ------------
   Net Income (loss) before income taxes     ( 280,260)         5,510        ( 6,065)          ( 344,797)     ( 141,924)
 Income tax (expense) credit - deferred              -        ( 1,000)         1,000                -              -
                                           ------------   ------------    ------------       ------------   ------------
 Net income (loss)                         $ ( 280,260)   $     4,510     $  ( 5,065)        $ ( 344,797)   $ ( 141,924)
                                           ------------   ------------    ------------       ------------   ------------
                                           ------------   ------------    ------------       ------------   ------------

                     The accompanying notes are an integral
                       part of these financial statements.
                                       -6-

                                 VALUE TEL, INC.

             STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) (Data with respect to September 30, 1995 are unaudited)


                                                  Common Stock            Additional
                                            --------------------------      Paid-in      Accumulated
                                              Shares         Amount         Capital        Deficit         Total
                                            --------------------------    -----------    -----------    -----------
Initial issuance of common stock                 1,000     $    1,000     $     -        $     -        $    1,000

 Net loss - 1992                                  -              -              -          (  5,065)      (  5,065)
                                            -----------    -----------    -----------    -----------    -----------
BALANCE, December 31, 1992                       1,000          1,000           -          (  5,065)      (  4,065)
 Net income - 1993                                -              -              -             4,510          4,510
                                            -----------    -----------    -----------    -----------    -----------
BALANCE, December 31, 1993                       1,000          1,000           -          (    555)           445
 Net loss - 1994                                  -              -              -          (118,485)      (118,485)
                                            -----------    -----------    -----------    -----------    -----------
BALANCE, December 31, 1994                       1,000          1,000           -          (119,040)      (118,040)
 Adjustment in connection with pooling
 of interests                                     -          (    900)           926       (161,775)      (161,749)
                                            -----------    -----------    -----------    -----------    -----------
BALANCE, December 31, 1994, as restated          1,000            100            926       (280,815)      (279,789)
Issuance of additional shares                      250             25         74,975           -            75,000
 Net loss - 1995                                  -              -              -          (344,797)      (344,797)
                                            -----------    -----------    -----------    -----------    -----------
BALANCE, September 30, 1995                      1,250     $      125     $   75,901     $ (625,612)    $   549,586
                                            -----------    -----------    -----------    -----------    -----------
                                            -----------    -----------    -----------    -----------    -----------

                     The accompanying notes are an integral
                       part of these financial statements.

                                 VALUE TEL, INC.

                            STATEMENTS OF CASH FLOWS
     (Data with respect to September 30, 1994 and 1995 are unaudited)


                                                                                       Period
                                                                                    July 17, 1992
                                                                                       through                Nine Months Ended
                                                        Years Ended December 31,     December 31,               September 30,
                                                       ------------------------------------------      -----------------------------
                                                           1994           1993           1992                1995           1994
                                                       ------------------------------------------      -----------------------------
                                                                                                                 (Unaudited)
OPERATING ACTIVITIES
Net Income (Loss)                                      $ ( 280,260)   $     4,510    $ (   5,065)      $  (  344,797)   $ ( 141,924)
                                                       ------------   ------------   ------------      --------------   ------------
Adjustments to reconcile net income (loss) to net
 cash used in operating activities:
  Depreciation expense                                      10,304           -              -                 13,915          2,783
  Provision for bad debts                                  248,698          5,000           -                407,886        128,813
  Deferred tax provision (credit)                             -             1,000      (   1,000)               -                 -
Changes in assets and liabilities:
  Increase in accounts receivable                        ( 581,260)     ( 152,554)     (   2,964)         (1,916,935)     ( 413,546)
  Increase in other assets                                    -         (  27,536)          -             (   14,467)     (  50,930)
  Increase in accounts payable and
   accrued expenses                                        705,932         81,502          3,060           1,002,164        292,755
  Increase in excise and other transaction
   taxes payable                                           340,000         30,000           -                710,000        220,000
                                                       ------------   ------------   ------------      --------------   ------------
      Total adjustments                                    723,674      (  62,588)     (     904)            202,563        179,875
                                                       ------------   ------------   ------------      --------------   ------------
  Net Cash provided by (used in) Operating Activities      443,414      (  58,078)     (   5,969)         (  142,234)        37,951
                                                       ------------   ------------   ------------      --------------   ------------
INVESTING ACTIVITIES
  Purchases of furniture and equipment                   (  51,516)          -              -             (   49,097)     (  19,815)
                                                       ------------   ------------   ------------      --------------   ------------
  Net cash used in investing activities                  (  51,516)          -              -             (   49,097)     (  19,815)
                                                       ------------   ------------   ------------      --------------   ------------
FINANCING ACTIVITIES
  Issuance of common stock                                      26           -             1,000              75,000             26
  Increase (decrease) in payables to stockholders           65,228         69,992          5,154              28,000         44,784
  (Increase) decrease in receivables from stockholders   (  34,430)          -              -             (   56,500)          -
                                                       ------------   ------------   ------------      --------------   ------------
  Net cash provided by financing activities                 30,824         69,992          6,154              46,500         44,810
                                                       ------------   ------------   ------------      --------------   ------------
  Net increase (decrease) in cash                          422,722         11,914            185          (  144,831)        62,946
  Cash, beginning of year                                   12,099            185           -                434,821         12,099
                                                       ------------   ------------   ------------      --------------   ------------
  Cash, end of year                                    $   434,821    $    12,099    $       185        $    289,990    $    75,045
                                                       ------------   ------------   ------------      --------------   ------------
                                                       ------------   ------------   ------------      --------------   ------------


                     The accompanying notes are an integral
                       part of these financial statements

                                 VALUE TEL, INC.

                          NOTES TO FINANCIAL STATEMENTS




(1)  ORGANIZATION AND BASIS OF PRESENTATION

   Value Tel, Inc. ("VTI") is primarily engaged in the business of reselling discounted long distance telecommunication services.

   On July 17, 1992, Discount Network Services, Inc. ("DNSI") was incorporated in the state of Illinois with 100,000 shares of common stock authorized at no par value and 1,000 shares issued and outstanding, valued at $1,000. The company functioned as an agent to long distance telecommunication carriers selling minutes at a discount to small businesses and received commissions on initial sales and on usage on an ongoing basis. In mid-1993 DNSI began its own billing on its sales and recruited other agents to sell minutes on behalf of DNSI. The company still engages in both of these activities.

   On April 30, 1994, Value Tel, Inc. ("Old ValueTel") was incorporated in the state of Delaware as an S Corporation. Old ValueTel also sold long distance minutes at a discount and outsourced the billing process to an unrelated company. One thousand shares were authorized at a par value of $0.10 each with 260 shares issued and outstanding.

   On April 21, 1995, DNSI merged with Old ValueTel. DNSI's separate corporate existence was terminated and the DNSI shareholders were issued .74 shares of VTI for each share of DNSI. The business combination was accounted for as a pooling of interests. The accompanying financial statements for 1995 are based on the assumption that the companies were combined for the full year, and financial statements for 1994 have been restated to reflect the combination.


(2)  SIGNIFICANT ACCOUNTING POLICIES

   ACCOUNTS RECEIVABLE

   Accounts receivable balances are reflected net of allowances for bad debts of $253,698 and $5,000 as of December 31, 1994 and 1993 and $661,584 as of
   September 30, 1995.

   PROPERTY AND EQUIPMENT

   Property and equipment are carried at cost net of accumulated depreciation. Depreciation is provided using accelerated methods over their estimated useful lives. Accumulated depreciation was $10,304 and $0 as of December 31, 1994 and 1993, respectively, and $24,219 at September 30, 1995.

   REVENUE RECOGNITION

   Sales revenue is recorded at the time of customer usage.

                                 VALUE TEL, INC.

                          NOTES TO FINANCIAL STATEMENTS




   INCOME TAXES

   VTI accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109 which requires the recognition of deferred tax assets and liabilities at tax rates expected to be in effect when these balances reverse. Future tax benefits attributed to temporary differences are recognized currently to the extent that realization of such benefits are more likely than not.


(3)  RECEIVABLE/PAYABLES TO STOCKHOLDERS

   Receivable from and payables to stockholders are due on demand and bear no interest.


(4)  EXCISE AND OTHER TRANSACTION TAX LIABILITIES

   Customers of VTI are charged certain excise, sales and use taxes by various federal, state and municipal taxing authorities based on telephone line usage. These fees are required to be collected by VTI and remitted along with report filings to the respective authorities. To date, no fees have been remitted to any taxing authority and no reports have been filed. Management fully intends to comply with all financial and reporting obligations and is in the process of compiling analyses by tax type and taxing authority.

   At December 31, 1994 and 1993, the estimated liabilities for unremitted excise and other transaction taxes (including estimated penalties and interest) was $370,000 and $30,000, respectively. There were no sales subject to these taxes for the period ended December 31, 1992.


(5)  INCOME TAXES

   VTI, post merger, is recognized for tax purposes as an S Corporation, accordingly, taxable income and losses flow directly to the stockholders and VTI has no federal income tax obligations.

   For the periods prior to the merger, Old ValueTel also had S Corporation status.

   DNSI operated as a C Corporation and, as such, was subject to federal income taxes at the corporate level. At December 31, 1994, DNSI had a net operating loss carryforward of approximately $120,000 and gross deferred tax assets of $35,300. VTI has established a full valuation allowance against these carryforward benefits as management believes it is not likely that any of the NOL carryforwards will be utilized prior to the effective date of the merger, which is coincident with conversion to S Corporation status.

   Deferred income tax provisions and credits for 1993 and 1992 were based on applicable statutory tax rates and bear the customary relationship to net income or loss.

                                 VALUE TEL, INC.

                          NOTES TO FINANCIAL STATEMENTS




(6)  LEASE COMMITMENT

   VTI has a lease obligation for office space which expires on October 31, 1996. Following is a schedule of future minimum rental payments:

               December 31,             Amount
               ------------             ------
                1995                    $ 35,310
                1996                      29,425
                                          ------

                Total                   $ 64,735
                                          ------
                                          ------


(7)  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

   VTI had no cash payments for interest or income taxes in any periods comprehended by these financial statements.


(8)  UNAUDITED INTERIM FINANCIAL STATEMENTS

   The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 1995 are not necessarily indicative of the results expected for the year ended December 31, 1995.


(9)  CONCENTRATIONS OF CREDIT RISK

   Trade receivables subject VTI to a concentration of credit risk with its customers. In management's opinion, the risk is minimal due to VTI's large and diverse customer base and their geographic dispersion. Credit is extended on an evaluation of the customer's financial condition and collateral is not generally required.

                                 VALUE TEL, INC.

                          NOTES TO FINANCIAL STATEMENTS





(10) SEPARATE AND COMBINED RESULTS OF OPERATIONS

   Following is the summary of financial information for separate companies for the period January 1, 1994 through December 31, 1994 and January 1, 1995 through April 21, 1995, date of merger.




 1994
 ----                                                                                              Combined
          Summarized Assets                    Old ValueTel                   DNSI                   Total
           and Liabilities
--------------------------------------        --------------             -------------           -------------
 Cash                                          $      1,552               $   433,269             $   434,821

 Accounts receivable                                   -                      483,080                 483,080

 Other assets                                         6,573                    96,605                 103,178

 Current liabilities                               ( 29,500)               (1,130,994)             (1,160,494)

 Payables to stockholders                          (140,374)                    -                  (  140,374)
                                                   ---------               -----------             -----------

                                               $   (161,749)              $(  118,040)            $(  279,789)
                                                   ---------               -----------             -----------
                                                   ---------               -----------             -----------
          Summarized Results
            of Operations
--------------------------------------
 Total revenue                                 $     20,390               $ 3,325,646             $ 3,346,036
                                                   ---------               -----------             -----------
                                                   ---------               -----------             -----------

 Net loss                                      $   (161,775)              $(  118,485)            $(  280,260)
                                                   ---------               -----------             -----------
                                                   ---------               -----------             -----------

 1995
 ----
          Summarized Assets
           and Liabilities
--------------------------------------
 Cash                                          $     13,094               $   378,749             $   391,843

 Accounts receivable                                336,051                   685,615               1,021,666

 Other assets                                         4,500                   167,127                 171,627

 Current liabilities                               (368,166)               (1,486,679)             (1,854,845)

 Payables to stockholders                          (167,900)                    -                  (  167,900)
                                                   ---------               -----------             -----------

                                               $   (182,421)              $(  255,188)            $(  437,609)
                                                   ---------               -----------             -----------
                                                   ---------               -----------             -----------

          Summarized Results
            of Operations
--------------------------------------
 Total revenue                                 $    587,349               $ 1,926,673             $ 2,714,022
                                                   ---------               -----------             -----------
                                                   ---------               -----------             -----------

 Net loss                                      $  (  41,096)              $(   97,107)            $(  138,203)
                                                   ---------               -----------             -----------
                                                   ---------               -----------             -----------

                                 VALUE TEL, INC.

                          NOTES TO FINANCIAL STATEMENTS




(11) SUBSEQUENT EVENT - SALE OF ASSETS

     On October 31, 1995, VTI entered into an Asset Purchase Agreement with Network Long Distance, Inc. ("NLD"), a publicly traded company whose stock is listed over-the-counter, to sell substantially all customer accounts including customer lists, mailing lists, files, accounts receivables and contracts related to such customers, and all equipment used by or for the benefit of such customers. The purchase price is based on the sum of 1) a multiple of monthly revenue, subject to certain adjustments pursuant to the agreement, and 2) accounts receivable balances at October 31, 1995 to be transferred to NLD which meet certain criteria.

     VTI, in consideration for transferring the specified assets, will receive approximately 890,000 restricted shares of NLD voting common stock, which had a last-trade price of $10 per share on closing date. The actual amount may be adjusted at the conclusion of the "Customer Evaluation Period". The disposition of the stock is restricted for a two-year period. In addition, NLD will assume and honor liabilities of VTI totaling $1,359,000.

     (b)  Pro Forma Financial Information.


          PRO FORMA COMBINING FINANCIAL STATEMENTS


The following unaudited Pro Forma Combining Balance Sheet as of September 30, 1995 and unaudited Pro Forma Combining Income Statements for the six months ended September 30, 1995 and 1994, and for the years ended March 31, 1995 and 1994, illustrate the effect of the Asset Purchase Agreement (the "Purchase") as if the Purchase had occurred for balance sheet purposes as of September 30, 1995, and for income statement purposes at the beginning of the earliest period presented.

Pursuant to the terms of the Purchase, Network Long Distance ("Network") acquired substantially all of the assets of Value Tel Inc. ("Value Tel"), which included the customer base as of October 31, 1995, and the related receivables, for 879,055 shares of restricted common stock, cancellation of accounts receivable of $607,595 and assumption of $839,794 in liabilities. Of the shares issued, 10,000 will be held in escrow for one year subject to the discovery of the existence of previously undisclosed liabilities. 6,500 of the shares issued will also be held in escrow subject to a possible adjustment in the purchase price based on the value of customer billings at the end of a six-month period.

In connection with the Purchase, Value Tel and certain of its officers and directors executed five year non-competition agreements with Network. Value Tel also signed an agreement with Network to provide billing and customer services to the customers purchased by Network for a period of six months.

Network reports results on a March 31 fiscal year-end; Value Tel reports results on a December 31 year-end. For purposes of the unaudited Pro Forma Combining Income Statements for the years ended March 31, 1995 and 1994, the Value Tel amounts represent Value Tel's historical results of operations for the years ended December 31, 1994 and 1993, respectively.

These Pro Forma Combining Financial Statements should be read in conjunction with the historical financial statements of Network which are incorporated by reference herein and the historical financial statements of Value Tel which are located elsewhere herein.

The Pro Forma Combining Financial Statements are presented for comparative purposes only and are not intended to be indicative of actual results had the transactions occurred as of the dates indicated above nor do they purport to indicate results which may be attained in the future.

                    PRO FORMA COMBINING BALANCE SHEET (1)
                          AS OF SEPTEMBER 30, 1995


                                                     Network          Value Tel        Pro Forma            Pro Forma
                                                    Historical        Historical      Adjustments           Combined
                                                    -----------       ----------      -----------         -----------
Current assets                                       $5,932,724       $2,373,049       ($607,595) (2)      $7,317,259
                                                                                        (380,919) (3)
Property and equipment, net                           2,368,806           76,394         (76,394) (3)       2,368,806
Intangibles, net                                      2,662,523            -           7,972,990  (4)      10,635,513
Other assets                                            360,250           42,003         (42,003) (3)         360,250
                                                    -----------       ----------     -----------          -----------
    Total assets                                    $11,324,303       $2,491,446      $6,866,079          $20,681,828
                                                    -----------       ----------     -----------          -----------
                                                    -----------       ----------     -----------          -----------

Current liabilities                                  $4,035,220       $3,041,032       ($607,595) (2)      $4,875,014
                                                                                      (1,593,643) (3)
Deferred Tax Liability                                   49,538            -                -                  49,538
Stockholders' equity:
  Series A preferred stock                                -                -                -                   -
  Common stock                                              300              125            (125) (5)             386
                                                                                              86  (6)
  Additional paid-in capital                          6,578,990           75,901         (75,901) (5)      15,096,635
                                                                                       8,517,645  (6)
  Retained earnings                                     660,255        (625,612)         625,612  (5)         660,255
                                                    -----------       ----------     -----------          -----------
    Total stockholders' equity                        7,239,545        (549,586)       9,067,317           15,757,276
                                                    -----------       ----------     -----------          -----------
    Total liabilities and
       stockholders' equity                         $11,324,303       $2,491,446      $6,866,079          $20,681,828
                                                    -----------       ----------     -----------          -----------
                                                    -----------       ----------     -----------          -----------

                                     -15-

                     PRO FORMA COMBINING INCOME STATEMENT (1)
                   FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1995


                                                             Network             Value         Pro Forma              Pro Forma
                                                            Historical            Tel         Adjustments             Combined
                                                            -----------        ----------     -----------            -----------
Revenues                                                    $14,224,260        $4,612,028    $(1,716,259) (7)        $17,120,029

Operating expenses:  (9)
    Telecommunications costs                                 10,997,430         3,993,057     (1,716,259) (7)         13,274,228
    Selling, general and administrative                       2,748,373           839,559          -                   3,587,932
    Depreciation and amortization                               357,073             9,277         (9,277) (3)            727,186
                                                                                                 370,113 (8)
                                                            -----------        ----------     -----------            -----------

          Total                                              14,102,876         4,841,893     (1,355,423)             17,589,346
                                                            -----------        ----------     -----------            -----------

Operating income                                                121,384         (229,865)       (360,836)               (469,317)
Interest (income) expense, net                                   40,253            -               -                      40,253
                                                            -----------        ----------     -----------            -----------

Income before income taxes                                       81,131         (229,865)       (360,836)               (509,570)
Provision for income taxes                                       40,968            -             (40,968) (10)            -
                                                            -----------        ----------     -----------            -----------

Net income (loss)                                               $40,163        ($229,865)      ($319,868)              ($509,570)
                                                            -----------        ----------     -----------            -----------
                                                            -----------        ----------     -----------            -----------

Number of shares issued
  and outstanding:
     Primary                                                  2,447,747                                                3,310,302
                                                            -----------                                              -----------
                                                            -----------                                              -----------
     Fully Diluted                                            2,447,747                                                3,310,302
                                                            -----------                                              -----------
                                                            -----------                                              -----------

Earnings per share:  (11)
     Primary                                                      $0.02                                                  $(0.15)
                                                            -----------                                              -----------
                                                            -----------                                              -----------
     Fully Diluted                                                $0.02                                                  $(0.15)
                                                            -----------                                              -----------
                                                            -----------                                              -----------

                     PRO FORMA COMBINING INCOME STATEMENT (1)
                   FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1994


                                                         Network          Value         Pro Forma              Pro Forma
                                                        Historical         Tel         Adjustments              Combined
                                                        -----------     ----------     -----------             -----------
Revenues                                                $10,696,480     $1,400,296    $(1,230,038) (7)         $10,866,738

Operating expenses:  (9)
    Telecommunications costs                              8,525,586      1,258,625     (1,230,038) (7)           8,554,173
    Selling, general and administrative                   1,690,539        234,431           -                   1,924,970
    Depreciation and amortization                           145,392          1,855         (1,855) (3)             515,505
                                                                                          370,113  (8)
                                                        -----------     ----------     -----------             -----------

          Total                                          10,361,517      1,494,911       (861,780)              10,994,648
                                                        -----------     ----------     -----------             -----------
Operating income                                            334,963        (94,615)      (368,258)                (127,910)
Interest (income) expense, net                              (57,797)          -              -                     (57,797)
                                                        -----------     ----------     -----------             -----------

Income before income taxes                                  392,760        (94,615)      (368,258)                 (70,113)
Provision for income taxes                                  146,654          -           (141,634) (10)              5,020
                                                        -----------     ----------     -----------             -----------

Net income (loss)                                          $246,106       ($94,615)     ($226,624)                ($75,133)
                                                        -----------     ----------     -----------             -----------
                                                        -----------     ----------     -----------             -----------

Number of shares issued
  and outstanding:
     Primary                                              2,326,289                                              3,188,844
                                                        -----------                                            -----------
                                                        -----------                                            -----------
     Fully Diluted                                        2,326,289                                              3,188,844
                                                        -----------                                            -----------
                                                        -----------                                            -----------

Earnings per share:  (11)
     Primary                                                  $0.11                                                $(0.02)
                                                        -----------                                            -----------
                                                        -----------                                            -----------
     Fully Diluted                                            $0.11                                                $(0.02)
                                                        -----------                                            -----------
                                                        -----------                                            -----------

                     PRO FORMA COMBINING INCOME STATEMENT (1)
                    FOR THE TWELVE MONTHS ENDED MARCH 31, 1995


                                                               Network            Value          Pro Forma              Pro Forma
                                                              Historical           Tel          Adjustments             Combined
                                                             -----------        ----------      -----------            -----------
Revenues                                                     $24,216,948        $3,346,036     $(2,850,082) (7)        $24,712,902

Operating expenses:  (9)
    Telecommunications costs                                  19,477,701         3,028,341      (2,850,082) (7)         19,655,960
    Selling, general and administrative                        3,979,257           587,651           -                   4,566,908
    Depreciation and amortization                                298,700            10,304         (10,304) (3)          1,038,927
                                                                                                    740,227 (8)
                                                             -----------        ----------      -----------            -----------

          Total                                               23,755,658         3,626,296      (2,120,159)             25,261,795
                                                             -----------        ----------      -----------            -----------

Operating income                                                 461,290         (280,260)        (729,923)              (548,893)
Interest (income) expense, net                                 (147,902)            -                -                   (147,902)
                                                             -----------        ----------      -----------            -----------
Income before income taxes                                       609,192         (280,260)        (729,923)              (400,991)
Provision for income taxes                                       118,743            -             (118,743) (10)            -
                                                             -----------        ----------      -----------            -----------
Net income (loss)                                               $490,449        ($280,260)       ($611,180)             ($400,991)
                                                             -----------        ----------      -----------            -----------
                                                             -----------        ----------      -----------            -----------

Number of shares issued
  and outstanding:
     Primary                                                   2,370,999                                                 3,233,554
                                                             -----------                                               -----------
                                                             -----------                                               -----------
     Fully Diluted                                             2,370,999                                                 3,233,554
                                                             -----------                                               -----------
                                                             -----------                                               -----------

Earnings per share: (11)
     Primary                                                       $0.21                                                   $(0.12)
                                                             -----------                                               -----------
                                                             -----------                                               -----------
     Fully Diluted                                                 $0.21                                                   $(0.12)
                                                             -----------                                               -----------
                                                             -----------                                               -----------

                      PRO FORMA COMBINING INCOME STATEMENT (1)
                     FOR THE TWELVE MONTHS ENDED MARCH 31, 1994


                                                                Network           Value          Pro Forma              Pro Forma
                                                               Historical          Tel          Adjustments             Combined
                                                               -----------       --------       -----------           -------------
Revenues                                                       $10,621,705       $393,975        $(581,753)  (7)        $10,433,927

Operating expenses:  (9)
    Telecommunications costs                                     8,075,429        326,258         (581,753)  (7)          7,819,934
    Selling, general and administrative                          1,951,992         62,207            -                    2,014,199
    Depreciation and amortization                                  189,923           -             740,227   (8)            930,150
                                                               -----------       --------       -----------           -------------

          Total                                                 10,217,344        388,465          158,474               10,764,283
                                                               -----------       --------       -----------           -------------

Operating income                                                   404,361          5,510         (740,227)                (330,356)
Interest (income) expense, net                                      83,041           -               -                       83,041
                                                               -----------       --------       -----------           -------------

Income before income taxes                                         321,320          5,510         (740,227)                (413,397)
Provision for income taxes                                         114,955          1,000         (115,955) (10)              -
                                                               -----------       --------       -----------           -------------

Net income                                                         206,365          4,510         (624,272)                (413,397)
Preferred dividend requirement                                      31,984           -               -                       31,984
                                                               -----------       --------       -----------           -------------

Net income applicable to common
     stockholders                                                 $174,381         $4,510        ($624,272)                $445,381
                                                               -----------       --------       -----------           -------------
                                                               -----------       --------       -----------           -------------

Number of shares issued
  and outstanding:
     Primary                                                     1,595,840                                                2,458,395
                                                               -----------                                            -------------
                                                               -----------                                            -------------
     Fully Diluted                                               1,595,840                                                2,458,395
                                                               -----------                                            -------------
                                                               -----------                                            -------------

Earnings per share:  (11)
     Primary                                                         $0.11                                                    $0.18
                                                               -----------                                            -------------
                                                               -----------                                            -------------
     Fully Diluted                                                   $0.11                                                    $0.18
                                                               -----------                                            -------------
                                                               -----------                                            -------------

                NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS

1. The unaudited Pro Forma Combining Financial Statements do not give effect to any potential cost savings and synergies that could result from the Purchase. The pro forma data are not necessarily indicative of the operating results or financial position that would have occurred had the Purchase been consummated at the dates indicated, nor necessarily indicative of future operating results or financial position.

2. This adjustment represents the forgiveness by Network of accounts receivable due from Value Tel.

3. These adjustments represent the elimination of certain assets and liabilities of Value Tel and the related income (expense) items that Network will not acquire as set forth in the Agreement. The assets and liabilities excluded include cash, property and equipment, other assets, and other liabilities.

4. This adjustment reflects the excess of cost over net tangible assets acquired in the Agreement. For purposes of allocating the acquisition costs among the various assets acquired, Network has tentatively considered the carrying value of the acquired assets to approximate their fair value, with all of the excess of such acquisition costs being attributed to customer base, a non-compete agreement and goodwill. It is Network's intention, subsequent to the acquisition, to more fully evaluate the acquired assets and, as a result, the allocation of the acquisition costs among the tangible and intangible assets acquired may change.

5.   These adjustments represent the elimination of Value Tel's equity.

6. These adjustments reflect the issuance of approximately 862,555 shares of Network Common Stock in accordance with the Purchase. These adjustments do not include 16,500 shares issued that are held in escrow as it is uncertain as to whether or not Value Tel will actually receive these shares.

7. These adjustments reflect the elimination of the revenue and telecommunications costs of the long distance traffic carried by Network on Value Tel's behalf which was purchased by Network.

8. This adjustment represents the amortization of the excess of cost over net tangible assets acquired in the Purchase (see Note 4). Specifically, the customer base of $3,334,297 is amortized over 7 years, the non-compete agreement of $845,323 is amortized over 5 years, and the goodwill of $3,793,370 is amortized over 40 years.

9. The unaudited Pro Forma Combining Income Statements do not reflect the costs and potential savings that will occur under the service agreement between Network and Value Tel whereby Value Tel will provide, on Network's behalf, billing and customer services to the customers purchased by Network.

10. This adjustment reflects the tax effect of the inclusion of the purchased operations of Value Tel. The tax benefits were provided at the combined Federal and state statutory rate of 39%.

11. Pro forma per share data are based on the number of Network common and common equivalent shares that would have been outstanding had the purchase occurred on the earliest date presented. Including the effect of the escrowed shares would be anti-dilutive to the Pro Forma Combined Entity's operations; therefore, these shares are not included in the fully diluted calculation.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NETWORK LONG DISTANCE, INC.



Dated: December 29, 1995           By: /s/ Marc I. Becker
                                      ------------------------------------------
                                       Marc I. Becker,
                                       Executive Vice President